Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of

                       The Securities Exchange Act of 1934

       Date of Report (date of earliest event reported) November 23, 1999

                               SYNERGY BRANDS INC.

  Delaware                         0-19409                   22-2993066

-----------------             ---------------             --------------------
(State or other               (Commission                 (IRS Employer
jurisdiction of               File Number)                identification no.)
incorporation or
organization)

                   40 Underhill Blvd., Syosset, New York 11791

          -------------------------------------------------------------
               (Address of principal executive offices) (Zip code)

        Registrant's telephone number including area code: (516) 682-1980

                               Page 1 of 145 Pages

                             Exhibit Index on Page 4

ITEM 5. ACQUISITION OR DISPOSITION OF ASSETS

On November 23, 1999 Synergy Brands Inc. (the "Registrant"), BeautyBuys.Com Inc., a New Jersey corporation ("BeautyBuys") and subsidiary of Registrant (by way of Registrant's wholly owned subsidiary, SYBR.Com Inc., a New Jersey corporation of which BeautyBuys is a wholly owned subsidiary), and Sinclair Broadcast Group, Inc., a Maryland corporation ("Sinclair") entered into two stock purchase agreements (the "Transaction") included herewith as exhibits whereby Sinclair agreed to purchase 900,000 shares of Class B Common Stock of BeautyBuys which represents 50% of the voting power outstanding in BeautyBuys, and options (the "Options") to purchase up to 8,100,000 shares of BeautyBuys Class A Common Stock, and 2,200,000 shares of restricted common stock of Registrant, in exchange for a combination of cash and advertising credits for advertising on radio and television stations owned by Sinclair. BeautyBuys Class B Common Stock is entitled to 10 votes per share, and under the Options for each nine shares of Class A Common Stock purchased, one share of the Class B Common Stock then held is mandated to be converted into 1 share of Class A Common Stock, and the Options must be exercised for purchase of multiples of 9 shares. The Transaction closed on November ,1999. Sinclair paid a total of $1,700,000 cash, radio and television advertising credits valued at Sinclair's current street rates (net of commissions) of up to $52,000,000 over a 5 year period, and miscellaneous media and other technical support services valued at up to $19,623,525 to be supplied over the same 5 year period. On the occurrence of certain events the amount of such advertising time and support services may be lessened with a proportionate return of and resulting decrease in the amount of Common Stock purchased in the Transaction and held by Sinclair.

As further consideration for the Transaction Sinclair, BeautyBuys, Registrant, and certain corporate officers and key employees of Synergy and BeautyBuys, entered into Confidentiality and Non-Competition Agreements, and limited registration rights were provided to Sinclair on the common stock of Registrant and Class A Common Stock of BeautyBuys issued or to be issued as part of and in furtherance of the Transaction. Sinclair is also allowed to nominate 3 board members to BeautyBuys Board of Directors and one board member to the Board of Directors of Registrant, and BeautyBuys, Registrant (through its subsidiary SYBR.Com Inc.) and Sinclair agree to vote their stock in BeautyBuys and Registrant (where applicable) for election of such members.

Sinclair is a diversified broadcasting company that currently owns or programs 58 television and 52 radio stations. BeautyBuys is an e-commerce consumer product sales company offering for sale approximately 5000 brand name women's and men's fragrances, cosmetics, wellness products, vitamins and nutritional supplements, and other health, beauty and gift items via internet commerce.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

No financial statements are being provided herewith

                                    EXHIBITS

         1. Stock Purchase Agreement dated November 23, 1999 between Registrant and Sinclair.

         2. Stock Purchase Agreement dated November 23, 1999 between BeautyBuys and Sinclair.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on his behalf by the undersigned hereunto duly authorized.

                                          SYNERGY BRANDS INC.

                                          by /s/ Mitchell Gerstein
                                         --------------------------------------
                                                 Mitchell Gerstein, Vice Pres.

Dated:   November  25,  1999

                                  EXHIBIT INDEX

         1. Stock Purchase Agreement dated November 23, 1999 between Registrant and Sinclair.

         2. Stock Purchase Agreement dated November 23, 1999 between BeautyBuys and Sinclair.